INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44034 of The Procter & Gamble Company on Form S-8 of our report dated October 12, 2001, appearing in this Annual Report on Form 11-K of Procter & Gamble International Stock Ownership Plan for the year ended June 30, 2001.



/S/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Cincinnati, Ohio
October 12, 2001